Exhibit 10.26

TEXAS COMMERCIAL LEASE AGREEMENT

This Lease Agreement is made this 9th day of October, 2017, by and between , ALL COMMERCIAL FLOORS INC. of 1313 Avenue R, State of Texas, hereinafter referred to as "Lessee", and GrowLife Innovations Inc, of 5400 Carillon Point, State of Washington, hereinafter referred to as "Lessor", collectively referred to herein as the “Parties”;

WITNESSETH: the Parties hereby agree as follows:

1.
DESCRIPTION OF LEASED PREMISES:

The Lessor hereby agrees to lease to the Lessee, and the Lessee does hereby lease from the Lessor with full right, title and enjoyment thereto, the following described premises: 5000 sq ft of Industrial Warehouse Space for the Manufacture and Distribution.

2.
USE OF LEASED PREMISES:

The Lessor is leasing the Premises to the Lessee and the Lessee is hereby agreeing to lease the Premises for the following use and purpose:

Manufacturing and Distribution.

Any change in use or purpose the Premises other than as described above shall be upon prior written consent of Lessor only.

3
TERM OF LEASE:

The term of this Lease shall be for a period of 1 year commencing on the 15th day of October, 2017 and expiring at Midnight on the 15th of December, 2018. (“Initial Term”)

4.
AUTO RENEW:

The Lease shall automatically renew unless written notice to Lessor/Lessee of not less than 60 days prior to the expiration.

5.
RENT AND EXPENSES:

The net monthly base rent shall be dollars $5000, payable monthly with the first payment due upon the commencement of the Lease and each monthly installment payable thereafter on or before the 15th day of each month.

6.
MODIFIED GROSS LEASE:

It is the intention of the Parties, and they hereby agree, that this Lease shall be considered a “Modified Gross Lease”. In addition to the Base Rent the Lessee shall be obligated to pay the following monthly expenses: Electrical Usage for Production Equipment.

8.
SECURITY DEPOSIT:

An amount of $5000 dollars, consisting last month’s rent, shall be due and payable in advance upon the signing of this Lease and which amount shall be held by the Lessor as security for the faithful performance of the terms and conditions of the Lease. The security deposit shall be returned to Lessor at the termination of the Lease.

9.
OBILGATIONS OF LESSEE: The Lessee shall be primarily responsible whenever is needed for the maintenance and general pickup of the Leased Space so that this is kept in a neat, safe, and in presentable condition.

13.
INSURANCE: The Lessee shall maintain all insurance required for their Assets at premises.

14.
INDEMNIFICATION: The Lessee and Lessor hereby agree to indemnify, defend and hold each other harmless from any and all claims or liabilities which may arise from any cause whatsoever as a result of use and occupancy of the premises.

17.
MISCELLANEOUS TERMS:

Lessee shall comply with all rules, regulations and laws of any governmental authority with respect to use and occupancy.

18.
GOVERNING LAW:

This Lease shall be governed by the laws of the State of Texas.

22.
NOTICES:

Rent Payments, Security Deposit and notices shall be sent next day delivery using FED X or UPS to the following:

Lessor:

All Commercial Flooring Inc.
1313 Avenue R
Grand Prairie Texas 75050

Lessee:

GrowLife Inc.
5400 Carillon Point
Kirkland, Washington 98033

IN WITNESS WHEREOF, the parties hereto set their hands and seal this 10th day of October, 2017.

/s/ Kevin Jones	Kevin Jones
Lessor’s Signature	Printed Name

/s/ Marco Hegyi	Marco Hegyi
Lessee’s Signature	Printed Name